Exhibit 99.2

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART

Consolidated Financial Statements

For The Year Ended December 31, 2015

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART

Independent Auditors’ Report

Board of Directors and Stockholders
North American Telecommunications Corporation and subsidiary d/b/a Broadsmart
Fort Lauderdale, Florida

We have audited the accompanying consolidated financial statements of North American Telecommunications Corporation and subsidiary d/b/a Broadsmart, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Telecommunications Corporation and subsidiary d/b/a Broadsmart as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

BDO USA, LLP
Certified Public Accountants
West Palm Beach, Florida

May 31, 2016

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART
CONSOLIDATED BALANCE SHEET
(in thousands, except par value)

December 31,
2015
ASSETS
Current assets:
Cash and cash equivalents	$1,260
Accounts receivable, net of allowance for doubtful accounts of $71
as of December 31, 2015	1,233
Inventories	346
Receivable from shareholder	288
Deposits and other current assets	57
Total current assets	3,184

Property and equipment, net	402
Intangible assets, net	914
Deposits and other non-current assets	96
Total assets	$4,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$373
Accrued expenses and other current liabilities	479
Deferred revenue, current portion	298
Shareholder loan	381
Current portion of loan payable	38
Total current liabilities	1,569

Deferred revenue, net of current portion	218
Loan payable, net of current portion	68
Total liabilities	1,855

Stockholders' Equity
Common stock, $1.00 par value; 1,000 shares authorized; 1,000 shares issued
and outstanding as of December 31, 2015	1
Retained earnings	2,740
Total stockholders' equity	2,741
Total liabilities and stockholders' equity	$4,596

See accompanying notes to consolidated financial statements.

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

Year Ended
December 31,
2015

Revenues	$12,563
Cost of revenues	6,579
Gross profit	5,984

Operating expenses:
Sales and marketing	262
General and administrative	1,929
Total operating expenses	2,191
Operating income	3,793

Other income (expense):
Interest and dividend income	2
Interest expense	(18)
Other income	2
Total other income (expense)	(14)
Net income	$3,779

See accompanying notes to consolidated financial statements.

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Year Ended December 31, 2015
(in thousands)

	Common Stock		Retained Earnings	Total Stockholders' Equity
	Number	Amount
Balance, January 1, 2015	1,000	$1	$1,557	$1,558

Distributions to shareholders	-	-	(2,596)	(2,596)
Net income	-	-	3,779	3,779
Balance, December 31, 2015	1,000	$1	$2,740	$2,741

See accompanying notes to consolidated financial statements.

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Year Ended
December 31,
2015
Cash flows from operating activities:
Net income	$3,779
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for doubtful accounts	71
Depreciation and amortization	391
Decrease (increase) in operating assets:
Accounts receivable	(832)
Inventories	(174)
Deposits and other current assets	51
Increase (decrease) in operating liabilities:
Accounts payable	(511)
Accrued expenses and other current liabilities	170
Deferred revenue	466
Net cash provided by operating activities	3,411

Cash flows from investing activities:
Purchases of property and equipment	(82)
Increase in receivable from shareholder	(167)
Acquisition of other intangible assets	(164)
Net cash used in investing activities	(413)

Cash flows from financing activities:
Distributions to shareholders	(2,596)
Repayment of loans payable	(382)
Net cash used in financing activities	(2,978)
Net increase in cash and cash equivalents	20
Cash and cash equivalents, beginning of period	1,240
Cash and cash equivalents, end of period	$1,260

Non-cash financing activity
Purchase of intangible asset with a loan	$114

Supplemental disclosures:
Interest paid	$18

See accompanying notes to consolidated financial statements.

NORTH AMERICAN TELECOMMUNICATIONS
CORPORATION AND SUBSIDIARY D/B/A BROADSMART
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Basis of Presentation

North American Telecommunications Corporation and subsidiary d/b/a Broadsmart (the “Company”), is a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers. The Company has a track record of designing, provisioning and delivering complex UCaaS solutions to corporate customers on a nationwide basis. It has expertise in servicing enterprises with hundreds-to-thousands of locations.  The Company was incorporated in Florida on March 13, 2001 and is domiciled in Fort Lauderdale, Florida.

The Company is a single source communications provider offering cloud voice and UCaaS solutions, audio and video conferencing, web collaboration, web-hosting and mobile applications over a state of the art, nationwide IP network.  The Company has a diverse customer base with over 500 small and mid-market enterprise customers across diverse geographies and sectors primarily in the United States.

Basis of Presentation

The Company's consolidated financial statements are prepared in conformity with United States generally accepted accounting principles (“GAAP”). References to authoritative accounting literature in this report, where applicable, are based on the Accounting Standards Codification (“ASC”). The Company's functional and reporting currency is the United States Dollar (“U.S. Dollar”), which is the currency of the primary economic environment in which the Company's consolidated operations are conducted. Transactions and balances originally denominated in dollars are presented at their original amounts.

The Company prepares its consolidated financial statements on the basis of being a single reporting entity. Substantially all of the Company’s revenues in the year ended December 31, 2015 were from sales to customers located in the United States.

Basis of Consolidation

The Company’s consolidated financial statements include the accounts of North American Telecommunications Corporation and subsidiary d/b/a Broadsmart. All intercompany balances and transactions have been eliminated in consolidation. The Company operates as a single legal and operating entity.

NOTE 2 – Summary of Accounting Policies

A summary of significant accounting policies used in preparing the Company’s financial statements, including a summary of recent accounting pronouncements that may affect its financial statements in the future, follows:

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates and judgments are revised periodically as required. Actual results could differ from those estimates. Significant estimates include allowances for billing adjustments and doubtful accounts, the recoverability of long-lived assets, state income taxes, and estimates of likely outcomes related to certain contingent liabilities.

The Company evaluates its estimates on an ongoing basis. The Company's estimates and assumptions are based on factors such as historical experience, trends within the Company and the telecommunications industry, general economic conditions and on various other assumptions that it believes to be reasonable under the circumstances. The results of such assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily available. Actual results may differ from the Company's estimates and assumptions as a result of varying market and economic conditions, and may result in lower revenues and lower net income.

Net Revenues

Net revenues consists of revenue from: (i) recurring sales of its hosted UCaaS voice services with advanced calling features such as voicemail, auto attendant, audio and video conferencing, call center applications, and hosted internet; (ii) non-recurring sales of equipment. The Company typically enters into multi-year agreements, typically with durations of 3 to 5 years, to provide the hosted voice and other services. In addition, the Company earns revenue from the sale of the hardware and network equipment necessary to operate its UCaaS services directly to its customers. All revenue is recorded net of sales returns and allowances.

Revenue Recognition

Revenues are recognized when all of the following four criteria are met:

1.	Persuasive evidence of an arrangement exists. The Company generally relies on a written sales contract, or a customer purchase order to determine the existence of an arrangement.

2.
Delivery has occurred. The Company considers delivery to have occurred over the contractual term when support service is available to the customer in the manner prescribed in the contractual arrangement, and when there are no further additional performance or delivery obligations.

3.	Fee is fixed or determinable. The Company assesses whether the sales price is fixed or determinable based on the payment terms and whether the sales price is subject to refund or adjustment.

4.
Collection is reasonably assured. Collection is deemed probable if the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. Previous uncollectable receivables have not had a material impact on the financial statements for the periods presented.

The Company enters into multiple deliverable arrangements, which may include various combinations of products and services. Most product and service deliverables qualify as separate units of accounting and can be sold on a standalone basis. A deliverable constitutes a separate unit of accounting when it has standalone value and, where return rights exist, delivery or performance of the undelivered items is considered probable and substantially within the Company’s control. When the Company sells products with implementation services, they are generally combined as one or more units of accounting, depending on the nature of the services and the customer's acceptance requirements.

Most of the Company’s products have both software and non-software components that function together to deliver the products’ essential functionality. For these multiple deliverable arrangements, the Company allocates revenue to the deliverables based on their relative selling prices. To the extent that a deliverable is subject to specific guidance on whether and/or how to allocate the consideration in a multiple element arrangement, that deliverable is accounted for in accordance with such specific guidance. The Company limits the amount of revenue recognition for delivered items to the amount that is not contingent on the future delivery of products or services or meeting other future performance obligations.

The Company allocates revenue based on a selling price hierarchy of vendor-specific objective evidence, third-party evidence, and then estimated selling price. Vendor-specific objective evidence is based on the price charged when the deliverable is sold separately. Third-party evidence is based on largely interchangeable competitor products or services in standalone sales to similarly situated customers. As the Company is unable to reliably determine what competitors products’ selling prices are on a standalone basis, the Company is not typically able to determine third-party evidence. Estimated selling price is based on the Company’s best estimates of what the selling prices of deliverables would be if they were sold regularly on a standalone basis. Estimated selling price is established considering multiple factors including, but not limited to, pricing practices in different geographies and through different sales channels, major product and services groups, and customer classifications.

Once the Company allocates revenue to each deliverable, the Company recognizes revenue in accordance with its policies when all revenue recognition criteria are met. Product revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed.

Recurring Service Revenue

The Company recognizes revenues from sales of its hosted services in the period the services are provided over the term of the respective customer agreements. Customers are billed monthly in advance for these recurring services and in arrears for one time service charges and other certain usage charges.

Non-Recurring  Revenue

The Company recognizes revenues from sales of hardware and network equipment in the period that the equipment is delivered. Revenue from the sale of equipment purchased but not yet delivered and installed is deferred and recognized in the period that the hardware or equipment is put into service.

Deferred Revenues

Deferred revenues consist primarily of billings and payments for equipment purchased by customers, but not yet delivered and sales of maintenance services in advance of revenue recognition. Equipment revenue is generally recognized upon delivery and maintenance services revenue is generally recognized ratably over the period during which the services are performed. Deferred revenues to be recognized over the next twelve months are classified as current and included in deferred revenue, current portion in the Company’s consolidated balance sheet. The remaining amounts are classified as non-current in the consolidated balance sheet and included in deferred revenue, net of current portion.

Cost of Revenues

Cost of revenues includes direct costs of providing the Company’s services, which are expensed as incurred. These costs include charges for access to the public switched telephone network, internet service for its customers, maintenance costs for its software, commissions, credit card charges, contract labor for installation and depreciation and amortization. The Company also incurs costs for hardware and equipment sold to customers along with related shipping and installation costs. Costs are recognized as services are provided.

Sales & Marketing Expenses

Marketing expenses of $262 thousand for the year ended December 31, 2015, consist primarily of travel and entertainment and other personnel related costs and other promotional and marketing costs. Marketing costs are expensed when incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity at acquisition of three months or less to be cash equivalents.

Allowance for Doubtful Accounts and Billing Adjustments

The Company maintains an allowance for doubtful accounts and billing adjustments based on the expected collectability of its accounts receivables. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. The allowance includes estimates of billing adjustments, which are negotiated with other telecommunications carriers and are common in the telecommunications industry.

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash equivalents generally consist of money market instruments and U.S. government notes.

The Company places its cash and cash equivalents in high quality financial institutions and management believes that the Company is not exposed to any significant risk on its cash accounts. The Company maintains accounts with various banks and brokerage organizations and constantly monitors the creditworthiness of these institutions. Cash accounts at each U.S. bank are insured by the Federal Deposit Insurance Corporation or FDIC up to $250 thousand in the aggregate and may exceed federally insured limits. At December 31, 2015, the Company had cash and cash equivalents totaling $1.3 million, all in U.S. financial institutions.

Of this the Company’s non-interest bearing cash balances in U.S. banks which included $0.1 million in one individual financial institution, were fully insured at December 31, 2015. The Company had money market accounts with a financial institution with balances totaling approximately $1.2 million at December 31, 2015.

No individual customer accounted for more than 10% of gross accounts receivable at December 31, 2015. For the year ended December 31, 2015, two customers accounted for approximately 16% and 15% of the Company’s total net revenues.

Fair Value

The Company accounts for financial instruments in accordance with ASC Topic 820, "Fair Value Measurements and Disclosures" (“ASC 820”), which provides a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s judgements about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Valuation based on inputs that are unobservable and significant to the overall fair value measurement.

When available, the Company uses quoted market prices to determine fair value, and it classifies such measurements within Level 1. Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. Fair value includes the consideration of nonperformance risk. Nonperformance risk refers to the risk that an obligation (either by a counterparty or the Company) will not be fulfilled. The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and debt are expected to approximate fair value because of their immediate availability, near term maturities or potential interest payments at settlement.

Inventories

Inventories are stated at the lower of cost or market, with cost primarily determined using the first-in first-out cost method. Inventory is written off at the point it is determined to be obsolete.

Property, Equipment and Depreciation Expense

Property and equipment consist primarily of customer access equipment, network equipment, computer hardware, furniture, and transportation equipment. Fixed assets are stated at cost with depreciation provided using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. The cost of substantial improvements are capitalized while the cost of maintenance and repairs are charged to operating expenses as incurred.

The Company’s customer access equipment and other hardware consists primarily of routers, gateways and servers that enable the Company’s UCaaS services. Some of these assets may be subject to technological risks and rapid market changes due to the introduction of new technology, products and services and changing customer demand. These changes may result in future adjustments to the estimated useful lives and the carrying value of these assets. Changes in estimated useful lives are accounted on a prospective basis starting with the period in which the change in estimate is made in accordance with ASC Subtopic 250-10, “Accounting Changes and Error Corrections.” Long-lived assets, such as property, plant and equipment, and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes there is no impairment at December 31, 2015.

Intangible Assets

Identifiable intangible assets are stated at cost. Intangible assets consist of purchased software technology intended to be licensed. The purchased software technology is being amortized over the greater of the ratio of revenues to date to total expected revenues or its estimated useful life of fifteen years on a straight-line basis with a corresponding charge to costs of revenues in the consolidated statement of operations.

Long-lived Assets

The Company reviews property and equipment and intangibles subject to amortization for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss is based on the fair value of the asset compared to its carrying value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. In the year ended December 31, 2015, there were no deemed impairments of long-lived assets.

Income Taxes

The Company’s shareholders have made an election to be taxed as a sub-chapter S Corporation per IRS regulations.  Accordingly, the Company’s tax liability is passed through to its shareholders and the Company has no federal or state income tax liability.

The Company recognizes an uncertain tax position in its financial statements when it concludes that a tax position is more likely than not to be sustained upon examination based solely on its technical merits. Only after a tax position passes the first step of recognition will measurement be required. Under the measurement step, the tax benefit is measured as the largest amount of benefit that is more likely than not to be realized upon effective settlement. This is determined on a cumulative probability basis. The full impact of any change in recognition or measurement is reflected in the period in which such change occurs. Interest and penalties related to income taxes are recognized in the provision for income taxes.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers.” The standard requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue as the entity satisfies the performance obligations. On July 9, 2015, the FASB deferred the effective dates of the standard by one year. As a result, the standard will be effective for annual and interim periods beginning after December 15, 2017. Companies may adopt the standard as early as the original effective date (i.e. annual reporting periods beginning after December 15, 2016). Early adoption prior to that date is not permitted. The standard allows for either full retrospective adoption, meaning the standard is applied to all of the periods presented, or a modified retrospective adoption, meaning the standard is applied only to the most current period presented. The Company is currently evaluating the guidance to determine the potential impact on the Company’s financial condition, results of operations and cash flows, and financial statement disclosures.

In July 2015, the FASB issued ASU 2015-11, "Simplifying the Measurement of Inventory". This ASU applies to inventory that is measured using first-in, first-out ("FIFO") or average cost. Under the updated guidance, an entity should measure inventory that is within scope at the lower of cost and net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predicable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory that is measured using last-in, last-out ("LILO"). This ASU is effective for annual and interim periods beginning after December 15, 2016, and should be applied prospectively with early adoption permitted at the beginning of an interim and annual reporting period. The Company is currently evaluating the guidance to determine the potential impact on the Company’s financial condition, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02, “Leases”. ASU 2016-02 requires that long-term lease arrangements be recognized on the balance sheet. The standard is effective for interim and annual periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the guidance to determine the potential impact on the Company’s financial condition, results of operations and cash flows.

Note 3 – Inventories

Inventories are comprised of equipment and hardware that are primarily used for replacements of customer equipment and hardware.  Inventory on hand at December 31, 2015 was valued at $346 thousand based on the FIFO basis. There were no write-downs of obsolete inventory for the twelve months ended December 31, 2015.

Note 4 – Property and Equipment

Property and equipment are summarized as follows (in thousands):

	Estimated
	Useful Lives	December 31,
	(in years)	2015
Customer access equipment	5	$855
Equipment	5	1,270
Computers	3	29
Furniture	7	67
Transportation equipment	5	106
Accumulated depreciation		(1,925)
Total		$402

Depreciation expense for the twelve months ended December 31, 2015 was $234 thousand.

Note 5 – Intangible Assets

As of December 31, 2015, the Company had intangible assets with a carrying values of $914 thousand. Intangible assets consist of purchased software technology intended to be licensed. The purchased software technology is being amortized over the greater of the ratio of revenues to date to total expected revenues or its estimated useful life of fifteen years on a straight-line basis with a corresponding charge to costs of revenues in the consolidated statement of operations.

Identified intangible assets with finite lives subject to amortization consist of the following at December 31, 2015 (in thousands):

	Estimated
	Useful Lives	December 31,
	(in years)	2015
Technology - software licenses	3 - 15	$1,555
Accumulated amortization		(641)
Total		$914

Amortization expense for the twelve months ended December 31, 2015 was $133 thousand. Based on the carrying value of identified intangible assets recorded at December 31, 2015, and assuming no subsequent impairment of the underlying assets, the amortization expense for the future fiscal years is expected to be as follows (in thousands):

Years Ending December 31,	Amortization Expense
2016	108
2017	82
2018	73
2019	72
2020	72
Thereafter	507
$914

Note 6 – Deferred Revenues

Deferred revenues to be recognized over the next twelve months are classified as current and included in deferred revenues, current portion in the Company’s consolidated balance sheet. The remaining deferred revenue amounts are classified as non-current in the consolidated balance sheet and included in deferred revenue, net of current portion.

Deferred revenues are comprised of the following at December 31, 2015 (in thousands):

December 31,
2015

Equipment not yet delivered	$244
Maintenance services, current	54
Deferred revenue, current	298

Maintenance services, non-current	218
Total deferred revenues	$516

Note 7 – Loans Payable

During 2015, the Company financed the purchase of certain software classified as intangible assets with a three year payment plan arrangement with an unrelated party. The amount financed was $113,685 and interest accrues on the unpaid balance at a rate of approximately 6.12% per annum. Principal and interest is being paid monthly in 36 equal installments of $3,488.

Future principal payments under the loan payable are as follows:

Year Ending
December 31,	Payment
2016	$38
2017	38
2018	30
Total	106

During 2015, two loans totaling $374,000 were paid off. Interest expense of $17,000 was expensed and paid on these loans.

Note 8 – Commitments and Contingencies

Legal Proceedings

The Company is subject to various legal proceedings and claims, including intellectual property claims, contractual and commercial disputes, employment claims, state and local tax matters and other matters which arise in the ordinary course of business. The Company’s policy is to vigorously defend any legal proceedings. Management regularly evaluates the status of legal proceedings in which the Company is involved in order to assess whether a loss is probable or there is a reasonable possibility that a loss or additional loss may have been incurred and to determine if accruals are appropriate. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on the Company’s business, operating results, financial condition or cash flows. However, an unexpected adverse resolution of one or more of these matters could have a material adverse effect on the Company’s results of operations in a particular fiscal year or quarter.

Operating leases

Minimum annual commitments under non-cancellable operating leases as of December 31, 2015 are as follows (in thousands):

Fiscal Year	Estimated Rent Payments

2016	$152
2017	158
2018	81
2019	-
2020	-
Thereafter	-
$391

Rent expense for the Company’s real property lease was $0.1 million for the year ended December 31, 2015, and is included in general and administrative expense in the accompanying Consolidated Statements of Operations.

Note 9 – Related Party Transactions

The Company had a related-party non-interest bearing accounts receivable balance from the Chief Executive Officer and shareholder of $288,000 as of December 31, 2015 which was recorded as a current asset as it is expected to be paid within one year.

The Company also had a related-party non-interest accounts payable to the President of $381,000. This is reflected in stockholder’s loan in current liabilities.

Note 10 – Subsequent Events

The consolidated financial statements and related disclosures reflect Management’s evaluation of the impact of post-balance sheet events and transactions through May 31, 2016, the date the consolidated financial statements were available to be issued.

On March 15, 2016, the Company signed a definitive agreement to sell substantially all of its assets to magicJack Business Subsidiary, Inc., a wholly owned subsidiary of magicJack VocalTec, Inc. (“magicJack”) for a total purchase price of $38.0 million in cash and $1.8 million in magicJack stock. Additional consideration of $2.0 million in cash will be paid if certain financial targets are met for the fiscal year ended December 31, 2016. magicJack is a leading provider of VOIP communications solutions to consumers and trades on the NASDAQ under the ticker symbol “CALL”. Upon the conclusion of the sale, the Company will operate as a wholly owned subsidiary of magicJack. The sale was completed on March 17, 2016.